UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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SEMILEDS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SemiLEDs Corporation
3F, No. 11 Ke Jung Rd., Chu-Nan Site
Hsinchu Science Park, Chu-Nan 350
Miao-Li County, Taiwan, R.O.C.
+886-37-586788

February 21, 2014

Dear Stockholder:

I am pleased to invite you to attend the 2014 Annual Meeting of Stockholders of SemiLEDs Corporation.  The meeting will be held on Thursday, April 10, 2014 at 9 a.m. local time at SemiLEDs Sin-an office, which is located at 3rd floor - No. 8, Xin-an Road, Hsinchu Science Park, Hsinchu, Taiwan.

We are furnishing our proxy materials to stockholders primarily over the Internet.  This process expedites stockholders’ receipt of proxy materials, while significantly lowering the costs of our annual meeting and conserving natural resources.  On February 21, 2014, we mailed to our stockholders a notice containing instructions on how to access our Proxy Statement and 2013 Annual Report to Stockholders and to vote online.  The notice also included instructions on how you can receive a paper copy of your annual meeting materials.  If you received your annual meeting materials by mail, the Proxy Statement, 2013 Annual Report to Stockholders and proxy card were enclosed.

At this year’s annual meeting, the agenda includes the following items:

Agenda Item	Board Recommendation

Election of directors	FOR

Ratification of the appointment of KPMG (Taiwan) as our independent registered public accounting firm for fiscal year 2014	FOR

Approve the amendment of the SemiLEDs Corporation 2010 Equity Incentive Plan	FOR

Approve the amendment of the restated certificate of incorporation to increase the number of authorized shares of common stock	FOR

Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of 2014 Annual Meeting of Stockholders and Proxy Statement.

Your vote is important.  Whether or not you plan to attend the annual meeting, I hope you will vote as soon as possible.  You may vote over the Internet or in person at the annual meeting or, if you receive your proxy materials by U.S. mail, you also may vote by mailing a proxy card or voting by telephone.  Please review the instructions on the notice or on the proxy card regarding your voting options.  Only stockholders showing proof of ownership on the record date will be allowed to attend the meeting in person.

Sincerely yours,

Trung T. Doan
Chairman of the Board and President and Chief Executive Officer

SemiLEDs Corporation
3F, No. 11 Ke Jung Rd., Chu-Nan Site
Hsinchu Science Park, Chu-Nan 350
Miao-Li County, Taiwan, R.O.C.
+886-37-586788

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	9 a.m. local time on Thursday, April 10, 2014

PLACE	SemiLEDs Sin-an office, which is located at 3rd floor - No. 8, Xin-an Road, Hsinchu Science Park, Hsinchu, Taiwan.

AGENDA	• Elect the five director nominees named in the Proxy Statement

• Ratify the appointment of KPMG (Taiwan) as our independent registered public accounting firm for fiscal year 2014

• Approve the amendment of the SemiLEDs Corporation 2010 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder

• Approve the amendment of the restated certificate of incorporation to increase the number of authorized shares of common stock

• Transact such other business as may properly come before the annual meeting (including adjournments and postponements)

RECORD DATE	February 12, 2014

VOTING

Please vote as soon as possible to record your vote, even if you plan to attend the annual meeting.  Your broker will NOT be able to vote your shares with respect to the election of directors and most of the other matters presented at the meeting, unless you have given your broker specific instructions to do so.  We strongly encourage you to vote.  You have three options for submitting your vote before the annual meeting:

• Internet

• Phone

• Mail

By Order of the Board of Directors,

Timothy Lin
Corporate Secretary

Chu-Nan, Taiwan

February 21, 2014

INTERNET AVAILABILITY OF PROXY MATERIALS

We are furnishing proxy materials to our stockholders primarily via the Internet.  On February 21, 2014, we mailed most of our stockholders on the record date a Notice Regarding the Availability of Proxy Materials (“Notice of Internet Availability”) containing instructions on how to access and review all of the important information contained in our proxy materials, including our Proxy Statement and our 2013 Annual Report to Stockholders.  The Notice of Internet Availability also instructs you on how to vote via the Internet.  Other stockholders, in accordance with their prior requests, have been mailed paper copies of our proxy materials and a proxy card or voting form.

Internet distribution of our proxy materials is designed to expedite receipt by stockholders, lower the cost of the annual meeting, and conserve natural resources.  However, if you would prefer to receive paper copies of proxy materials, please follow the instructions included in the Notice of Internet Availability.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held on April 10, 2014:
The Notice of the 2014 Annual Meeting, the Proxy Statement and
the 2013 Annual Report to Stockholders are available at www.proxyvote.com.

ATTENDING THE ANNUAL MEETING

•                  Doors open at 8:30 a.m. local time

•                  Meeting starts at 9 a.m. local time

•                  Proof of SemiLEDs Corporation stock ownership and photo identification will be required to attend the annual meeting

•                  You do not need to attend the annual meeting to vote if you submitted your proxy in advance of the annual meeting

QUESTIONS

For questions regarding	Contact:

Annual meeting	Investor Relations
investor@semileds.com
(212) 766-1800 Ext. #204

Stock ownership for registered holders	American Stock Transfer & Trust Company, LLC
1218 Third Avenue, Suite 1700
Seattle, Washington 98101
(206) 602-0811

Stock ownership for beneficial holders	Please contact your broker, bank, or other nominee

SemiLEDs Corporation
3F, No. 11 Ke Jung Rd., Chu-Nan Site
Hsinchu Science Park, Chu-Nan 350
Miao-Li County, Taiwan, R.O.C.
+886-37-586788

PROXY STATEMENT

Our Board of Directors (the “Board”) solicits your proxy for the 2014 Annual Meeting of Stockholders and any postponement or adjournment of the meeting for the matters set forth in “Notice of 2014 Annual Meeting of Stockholders.”  The annual meeting will be held on Thursday, April 10, 2014 at 9 a.m. local time at SemiLEDs Sin-an office, which is located at 3rd floor - No. 8, Xin-an Road, Hsinchu Science Park, Hsinchu, Taiwan.  We made this Proxy Statement available to stockholders beginning on February 21, 2014.

Record Date	February 12, 2014

Quorum	Holders of a majority of the voting power of all issued and outstanding shares on the record date must be present in person or represented by proxy

Shares Outstanding	28,007,671 shares of common stock outstanding as of February 12, 2014

Voting by Proxy	Internet, telephone, or mail

Voting at the Meeting

We encourage stockholders to vote in advance of the annual meeting, even if they plan to attend the meeting.  In order to be counted, proxies submitted by Internet or telephone must be received by 11:59 p.m. Eastern Standard Time on April 8, 2014.  Stockholders can vote in person during the meeting.  Stockholders of record who attend the annual meeting in person may obtain a ballot.  Beneficial holders who attend the annual meeting in person must obtain a proxy from their broker, bank, or other nominee prior to the date of the annual meeting and present it with their ballot.  Voting in person by a stockholder during the meeting will replace any previous votes.

Changing Your Vote

Stockholders of record may revoke their proxy at any time before the polls close by submitting a later-dated proxy card, by voting in person at the annual meeting, by delivering instructions to our Corporate Secretary before the annual meeting or by voting again using the Internet or telephone before the cut-off time.  (Your latest Internet or telephone proxy is the one that will be counted.)  If you hold shares through a broker, bank, or other nominee, you may revoke any prior voting instructions by contacting that firm.

Votes Required to Adopt Proposals

Each share of our common stock outstanding on the record date is entitled to one vote on each of the five director nominees and one vote on each of the ratification of the appointment of KPMG (Taiwan) as our independent registered public accounting firm for fiscal year 2014, the amendment of the SemiLEDs Corporation 2010 Equity Incentive Plan and the amendment of the restated certificate of incorporation.  The election of directors is determined by the plurality of votes.  The ratification of the appointment of KPMG (Taiwan) as our independent registered public accounting firm and the amendment of the SemiLEDs Corporation 2010 Equity Incentive Plan are determined by a majority of votes cast affirmatively or negatively.  The amendment of the restated certificate of incorporation is determined by the affirmative vote of a majority of the outstanding shares.

Effect of Abstentions and Broker Non-Votes

Shares voting “withhold” have no effect on the election of directors.  In the ratification of the appointment of KPMG (Taiwan) as our independent registered public accounting firm for fiscal year 2014, the amendment of the SemiLEDs Corporation 2010 Equity Incentive Plan and the amendment of the restated certificate of incorporation, abstentions have the same effect as negative votes.  Broker non-votes (shares held by brokers that do not have discretionary authority to vote on a matter and have not received voting instructions from their clients) have no effect, except on the amendment of the restated certificate of incorporation where they have the effect of a negative vote.  If you are a beneficial holder and do not provide specific voting instructions to your broker, the organization that holds your shares will not be authorized to vote on the election of directors, the amendment of the SemiLEDs Corporation 2010 Equity Incentive Plan or the amendment of the restated certificate of incorporation.  Accordingly, we encourage you to vote promptly, even if you plan to attend the annual meeting.

Voting Instructions

If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions.  If you are a stockholder of record and you submit proxy voting instructions but do not direct how to vote on each proposal, the persons named as proxies will vote as the Board recommends on each proposal.  The persons named as proxies will vote on any other matters properly presented at the annual meeting in accordance with their best judgment.  Our Bylaws set forth requirements for advance notice of nominations and agenda items for the annual meeting, and we have not received timely notice of any such matters that may be properly presented for voting at the annual meeting, other than the items from the Board described in this Proxy Statement.

Voting Results	We will announce preliminary results at the annual meeting. We will report final results in a filing with the U.S. Securities and Exchange Commission (“SEC”) on Form 8-K.

PROPOSAL 1:  ELECTION OF DIRECTORS

Upon the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated the five persons listed below to serve as directors.  Each director’s term runs from the date of his election until our next annual stockholders’ meeting, or until his successor is elected or appointed.  If any director nominee is unable or unwilling to serve as a nominee at the time of the annual meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board to fill the vacancy.  We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Board Composition

Our Nominating and Corporate Governance Committee is charged with identifying and evaluating individuals qualified to serve as members of the Board and recommending to the full Board nominees for election as directors.  We seek directors with experience in areas relevant to the strategy and operations of the Company.  We seek a Board that collectively has a range and diversity of skills, experience, age, industry knowledge and other factors in the context of the needs of the Board.  The biographies of each of the nominees below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee to determine that the person should serve as a director of our Company.  In addition to the information presented below regarding each director’s specific experience, qualifications, attributes and skills that led our Nominating and Corporate Governance Committee and Board to the conclusion that he should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards.  Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our Company and our Board.  Each of our director nominees is currently serving on the Board.

Our nominees for election as directors at the annual meeting include our President and Chief Executive Officer (“CEO”) and four independent directors, as defined in the applicable rules for companies traded on The NASDAQ Stock Market (“NASDAQ”), Arthur H. del Prado, Dr. Edward Kuan Hsiung Hsieh, Dr. Jack Lau and Scott R. Simplot.  See “Corporate Governance—Director Independence” below.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE FOLLOWING NOMINEES.

Nominees

Trung T. Doan, 55, has served as a director, Chairman of our Board and as our CEO since January 2005, and as our President since August 2012.  Prior to joining us, Mr. Doan served as Corporate Vice President of Applied Global Services (AGS) Product Group at Applied Materials, Inc. and also served as President and Chief Executive Officer of Jusung Engineering, Inc., a semiconductor/LCD equipment company in Korea.  In addition, Mr. Doan served as Vice President of Process Development at Micron Technology Inc.  Mr. Doan previously served as a director of Advanced Energy Industries, a publicly traded manufacturer of power conversion and control systems, and as a director of Dolsoft Corporation, a privately held software company, both within the past five years.  Mr. Doan also previously served as a director of Nu Tool Inc., a semiconductor technology company, and as a director of EMCO, a publicly traded manufacturer of advanced flow control devices and systems.  Mr. Doan holds a bachelor of science degree in nuclear engineering from the University of California, Santa Barbara, where he graduated with honors, and a masters of science degree in chemical engineering from the University of California, Santa Barbara.  Our Board has determined that Mr. Doan should serve on our Board and as our Chairman based on his in-depth knowledge of our business and industry and his experience serving on the boards of directors of several major technology companies, as well as in management roles in the technology industry.

Arthur H. del Prado, 82, has served as a director since February 2013. He is Chairman of the Board of ASM Pacific Technology, Ltd., a company which he co-founded in 1975.  In 1984, he co-founded ASM Lithography N.V. through a joint-venture with Phillips Electronics N.V.  Mr. del Prado served as President, Chief Executive Officer and Chairman of the Management Board of ASM International from the time he founded that company in 1968 until his retirement from those capacities in 2008.  He was appointed Honorary Chairman by the General Meeting of

Shareholders in May 2008 and continues to serve ASM International as an advisor.  For many years,  Mr. del Prado served as a director of JESSI, the Joint European Submicron Silicon Initiative and currently serves as a director of its successor, MEDEA, the Micro Electronics Development for European Applications, a non-profit project.  He has been appointed a member of the board of directors of various European companies and serves on the board of Dujat, the Netherlands-Japanese Trade Federation. Mr. del Prado is a past board member of: Oce van der Grinten Nederland B.V., a manufacturer of copiers and printers; G.T.I. Holding N.V., and electronic equipment and installation company; Delft Instruments N.V., a manufacturer of high-technology industrial and defense products; and Breevast N.V., a project development and management company.  He was also on the advisory council of ABN-AMRO Bank.  Our Board has determined that Mr. del Prado should serve on our Board based on his experience as a Chairman and as a director of several companies, and his management role at a semiconductor equipment company.

Dr. Edward Kuan Hsiung Hsieh, 61, has served as a director since February 2012.  Dr. Hsieh has been Chairman, Chief Executive Officer and a director of Eton Intelligent Technologies, a media and publications company, since April 2000 and Chairman, Chief Executive Officer and a director of VR Networks, a VoIP and Internet networks company, since January 2000.  He has also served as an Adjunct Professor at National Taiwan University since February 2009.  From February 2007 to February 2010, Dr. Hsieh was Chief Executive Officer of Asia Pacific Telecom, a 3G mobile and fixed line telecommunications company, as well as Executive Director of APOL, an Internet service provider.  He also served as Chairman of International Christian Goodwill within the past five years.  Dr. Hsieh holds a bachelor of science degree in electrical engineering from National Taiwan University, a master of science degree in electrical engineering from the University of California, Santa Barbara and a doctor of philosophy degree in electrical engineering from Cornell University.  He also studied accounting at the University of California, Los Angeles.  Our Board has determined that Dr. Hsieh should serve as a director based on his experience teaching master of business administration classes at National Taiwan University, his service as an International Financial Adviser with Merrill Lynch, Pierce, Fenner & Smith and his management roles at several start-up companies.

Dr. Jack Lau, 46, has served as a director since October 2010.  Dr. Lau is currently an Adjunct Professor at the Hong Kong University of Science and Technology.  He was Chairman, Chief Executive Officer and director of Perception Digital Holdings Limited, a company that provides multimedia technology solutions which he co-founded from January 1999 to June 2013.   Prior to co-founding Perception, Dr. Lau was a Visiting Scholar at the Center for Integrated Systems at Stanford University from 1995 to 1996.  From 1996 to 1998, he was an Assistant Professor at the Hong Kong University of Science and Technology in the Department of Electronic and Computer Engineering.  Between 1988 and 1991, Dr. Lau worked at Hewlett-Packard Development Company L.P., Schlumberger Limited and Integrated Information Technology, Inc. Between 1997 and 2000, Dr. Lau served on the board of directors of Orient Power Holding Limited and Yue Fung Development Co., Ltd. in Hong Kong.  Dr. Lau holds bachelor’s and master’s degrees in Electrical Engineering from the University of California at Berkeley.  He holds a doctor of philosophy degree and executive master of business administration degree from the Hong Kong University of Science and Technology.  Our Board has determined that Dr. Lau should serve as a director based on his engineering background and his experience serving on the boards of directors of various private and public companies.

Scott R. Simplot, 67, has served as a director since March 2005.  Mr. Simplot has been Chairman of the board of directors and a director of J.R. Simplot Company since May 2001 and August 1970, respectively.  Mr. Simplot holds a bachelor of science degree in business from the University of Idaho and a master of business administration degree from the University of Pennsylvania.  Mr. Simplot became a director on our Board as part of his duties as the Chairman of the board of J.R. Simplot Company, the 100% owner of Simplot Taiwan, Inc., which was entitled to designate two members of our board of directors in connection with J.R. Simplot Company’s investment in our Series A convertible preferred stock.  Our Board has determined that Mr. Simplot should serve as a director based on the extensive knowledge and insight he brings to our Board from his experience serving as Chairman and holding a variety of management positions at a large private company and serving on the boards of directors of companies in a variety of industries.

Executive Officers

In addition to Mr. Doan, our CEO, who also serves as a director, our executive officers as of February 1, 2014 consisted of the following:

Ilkan Cokgor, 45, has served as our Executive Vice President of Sales and Marketing since August 2012.  Prior to joining us, Dr. Cokgor served as Vice President of Global Marketing of Everlight Electronics Co., Ltd. from 2010 until August 2012.  Dr. Cokgor also served as Director of Marketing and Business Development at Intematix Corporation from 2008 to 2010.  Dr. Cokgor holds a doctor of philosophy degree in optoelectronics from King’s College, University of London.

Mark E. Tuttle, 61, has served as Executive Vice President of Operations since April 2013. Mr. Tuttle joined SemiLEDs as our Vice President in June 2010. Prior to joining us, Mr. Tuttle served as CEO of Cove Technology, Inc. from 2007 until March 2010. He holds over 200 patents in diverse technical areas, and has over 30 years of research and development and manufacturing experience in the semiconductor industry, including serving as vice president, director, manager, and engineer in Micron Technology, Inc. and in Micron Communications, Inc. Mr. Tuttle is a former chairman of the Boise State University Engineering Advisory Board, and holds a bachelor’s degree in Chemistry from Boise State University.

Timothy Lin, 37, has served as our Interim Chief Financial Officer since January 2013. Mr. Lin joined SemiLEDs in October 2010 and was our Deputy Controller for over two years as part of the finance team responsible for finance and accounting, including budgeting and forecasting. Prior to joining us, Mr. Lin served as Senior Manager at Ernst & Young from 2009 to October 2010 and Manager at Deloitte & Touche from 2006 to 2009. Mr. Lin has over 15 years of accounting and finance experience in the fields of US GAAP, IFRS, PCAOB standards and SEC rules and regulations. Mr. Lin holds a BS degree in accounting from Santa Clara University and is licensed as a Certified Public Accountant (CPA) in the United States.

CORPORATE GOVERNANCE

Board Responsibilities and Structure

The Board oversees, counsels, and directs management in the long-term interests of the Company and our stockholders.  The Board’s responsibilities include:

•                  selecting, evaluating the performance of, and determining the compensation of the CEO and other executive officers;

•                  overseeing the risks that the Company faces;

•                  reviewing and approving our major financial objectives and strategic and operating plans, and other significant actions;

•                  overseeing the conduct of our business and the assessment of our business and other enterprise risks to evaluate whether the business is being properly managed; and

•                  overseeing the processes for maintaining our integrity with regard to our financial statements and other public disclosures, and compliance with law and ethics.

The Board and its committees met throughout the year on a set schedule, held special meetings, and acted by written consent from time to time as appropriate.  During fiscal year 2013, the Board held executive sessions for the independent directors to meet without Mr. Doan present at the end of every Board meeting.

Our Bylaws do not dictate a particular Board structure and the Board is free to determine whether or not to have a Chairman and, if so, to select that Chairman and our CEO in the manner it considers our best interest.  Currently, the Board has selected Mr. Doan to hold the position of both Chairman of the Board and CEO.  Mr. Doan’s experience at the Company has afforded him intimate knowledge of the issues, challenges and opportunities facing each of the Company’s businesses.  Accordingly, he is well positioned to focus the Board’s attention on the most pressing issues facing the Company.  The Board has not appointed a lead independent director.  The Board believes its administration of its risk oversight function has not affected the Board’s leadership structure.

Director Independence

The published listing requirements of NASDAQ dictate that a majority of the Board be comprised of independent directors whom our Board has determined have no material relationship with our Company and who are otherwise “independent” directors under those listing requirements.  Our current Board consists of the five persons listed above.  The Board has determined that each of our current directors, other than Mr. Doan, our CEO, qualifies as an independent director, such that more than a majority of our directors are independent directors under the NASDAQ rules.

The NASDAQ rules have objective tests and a subjective test for determining who is an “independent director.”  Under the objective tests, a director cannot be considered independent if:

•                  the director is, or at any time during the past three years was, an employee of the company;

•                  the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

•                  a family member of the director is, or at any time during the past three years was, an executive officer of the company;

•                  the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceeded 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever was greater (subject to certain exclusions);

•                  the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

•                  the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The Board has not established categorical standards or guidelines to make these subjective determinations but considers all relevant facts and circumstances.

In addition to the Board-level standards for director independence, the NASDAQ rules provide that directors, of whom there must be three, who serve on the Audit Committee must each satisfy standards established by the SEC that require that members of audit committees must not be affiliated persons of the issuer and may not accept directly or indirectly any consulting, advisory, or other compensatory fee from the issuer other than their director compensation.

Transactions Considered in Independence Determinations

In making its independence determinations, the Board considered transactions that occurred since the beginning of fiscal year 2011 between the Company and entities associated with the independent directors or members of their immediate family.  All identified transactions that appeared to relate to the Company and a family member of, or entity with a known connection to, a director were presented to the Board for consideration.

None of the non-employee directors was disqualified from “independent” status under the objective tests.  In making its subjective determination that each of our Company’s non-employee director is independent, the Board reviewed and discussed additional information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and the Company’s management.  The Board considered the transactions in the context of the NASDAQ objective standards, the special standards established by the SEC for members of audit committees, and the SEC and U.S. Internal Revenue Service (“IRS”) standards for compensation committee members.  Based on all of the foregoing, as required by the NASDAQ rules, the Board made a subjective determination that, because of the nature of the director’s relationship with the entity and/or the amount involved, no relationships exist that, in the opinion of the Board, would impair the director’s independence.

Board Committees and Charters

The Board delegates various responsibilities and authority to different Board committees.  Committees regularly report on their activities and actions to the full Board.  The Board currently has, and appoints the members of, a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.  Each of the Board committees has a written charter approved by the Board, and we post each charter on our web site at http://investors.semileds.com/governance.cfm.  Each committee can engage outside experts, advisors and counsel to assist the committee in its work.  The following table identifies the current committee members.

Name	Audit	Compensation	Nominating and Corporate Governance
Arthur H. del Prado	✓
Dr. Edward Kuan Hsiung Hsieh	Chair	✓
Dr. Jack Lau	✓		✓
Scott R. Simplot		Chair	Chair
Number of Committee Meetings Held in Fiscal Year 2013	5	7	5

Audit Committee

Our Audit Committee is responsible for, among other things:

•                  reviewing and approving the selection of our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;

•                  monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•                  reviewing the adequacy and effectiveness of our internal control policies and procedures;

•                  discussing the scope and results of the audit with the independent auditors and reviewing with management and the independent auditors our interim and year-end operating results; and

•                  preparing the Audit Committee Report that the SEC requires in our annual proxy statement.

The Board believes that each current member of our Audit Committee is an independent director under the NASDAQ rules and meets the additional SEC independence requirements for audit committee members.  It has also determined that Dr. Hsieh meets the requirements of an “audit committee financial expert,” as defined in Regulation S-K.

Compensation Committee

Our Compensation Committee is responsible for, among other things:

•                  overseeing our compensation policies, plans and benefit programs;

•                  reviewing and approving for our executive officers: the annual base salary, the annual incentive bonus, including the specific goals and amount, equity compensation, employment agreements, severance arrangements and change in control arrangements, and any other benefits, compensation or arrangements;

•                  reviewing and determining our equity-based compensation plans; and

•                  administering our equity-based compensation plans.

Although the Compensation Committee has the authority to determine the compensation paid to executive officers, other officers, employees, consultants and advisors, it can delegate its responsibility for setting compensation for individuals other than the CEO to a subcommittee, in the case of other officers, or to officers, in the case of employees and consultants.  It may also delegate to officers the authority to grant options or other equity or equity-based awards to employees who are not executive officers or members of the Board.  It may also generally take into account the recommendations of the CEO, other than with respect to his own compensation.  As further described under “Compensation of the Named Executive Officers and Directors” below, the Compensation Committee has engaged Radford, an independent compensation consultant, to assist it in various respects.  The Compensation Committee has assessed Radford’s independence pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Radford from independently representing the Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for, among other things:

•                  identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to the Board;

•                  reviewing developments in corporate governance practices and developing and recommending governance principles applicable to our Board;

•                  overseeing the evaluation of our Board and management; and

•                  recommending members for each Board committee to our Board.

As a relatively new public company, our Nominating and Corporate Governance Committee is refining its process in respect of director candidate identification.  It has not established any minimum qualifications for directors although in assessing the skills and characteristics of individual members, it must give due regard for independence and financial literacy considerations dictated by the NASDAQ rules.  The Nominating and Corporate Governance Committee does not at this time have a policy regarding its consideration of director candidates recommended by stockholders, as it has not yet received any such recommendations.  It may adopt a policy if such recommendations are received.

Attendance at Board, Committee and Annual Stockholders’ Meetings

The Board held eight meetings in fiscal year 2013.  We expect each director to attend every meeting of the Board and the committees on which he or she serves, and encourage them to attend the annual stockholders’ meeting.  All directors attended at least 75% of the aggregate meetings of the Board and the committees on which they served in fiscal year 2013 and all continuing directors attended the 2013 annual meeting of stockholders.

Risk Management

The Board is involved in the oversight of risks that could affect the Company.  This oversight is conducted primarily through the Audit Committee which, on behalf of the Board, is charged with overseeing the principal risk exposures we face and our mitigation efforts in respect of these risks.  The Audit Committee is responsible for interfacing with management and discussing with management the Company’s principal risk exposures and the steps management has taken to monitor and control risk exposures, including risk assessment and risk management policies.  The Compensation Committee also plays a role in that it is charged, in overseeing the Company’s overall compensation structure, with assessing whether that compensation structure creates risks that are reasonably likely to have a material adverse effect on us.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting.  These standards are designed to deter wrongdoing and to promote honest and ethical conduct.  The Code of Business Conduct and Ethics is available at our website at http://investors.semileds.com/governance.cfm.  Any amendments to the Code, or any waivers of its requirements required to be disclosed pursuant to SEC or NASDAQ requirements, will be disclosed on the website.

Communications from Stockholders and Other Interested Parties to Directors

The Board recommends that stockholders and other interested parties initiate communications with the Board, any committee of the Board or any individual director in writing to the attention of our Corporate Secretary at our principal executive office at 3F, No. 11 Ke Jung Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350, Miao-Li County, Taiwan, R.O.C.  This process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner.  The Board has instructed our Corporate Secretary to review such correspondence and, at his discretion, not to forward items if he deems them to be of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration.

PROPOSAL 2:  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2014

KPMG (Taiwan) served as our independent registered public accounting firm for fiscal years 2012 and 2013.  The Audit Committee has once again selected KPMG (Taiwan) as our independent registered public accounting firm for the fiscal year ending August 31, 2014.  As a matter of good corporate governance, the Audit Committee is submitting its appointment to our stockholders for ratification.  If the appointment of KPMG (Taiwan) is not ratified by the majority of the shares of common stock present or represented at the annual meeting and entitled to vote on the proposal, the Audit Committee will review its future appointment of an independent registered public accounting firm in light of that vote result.

The Audit Committee pre-approves and reviews audit and non-audit services performed by our independent registered public accounting firm, as well as the fees charged for such services.  In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditor’s independence.  For additional information concerning the Audit Committee and its activities with the independent registered public accounting firm, see “Corporate Governance” and “Audit Committee Report” in this Proxy Statement.

We expect that a representative of KPMG (Taiwan) will attend the annual meeting, and the representative will have an opportunity to make a statement if he or she so chooses.  The representative will also be available to respond to appropriate questions from stockholders.

Fees Billed by Independent Registered Public Accounting Firm

The following table shows the fees and related expenses for audit and other services provided by KPMG (Taiwan) billed for fiscal years 2013 and 2012.  The services described in the following fee table were approved in conformity with the Audit Committee’s pre-approval process.

	KPMG (Taiwan)	KPMG (Taiwan)
	2013 Fees	2012 Fees
Audit Services	$421,525	$490,500
Audit-Related Services	—	—
Tax Services	—	—
All Other Services	—	—
Total	$421,525	$490,500

Audit Services.  This category includes the audit of our annual consolidated financial statements, review of our quarterly condensed consolidated financial statements and services that are normally provided by our independent auditors in connection with statutory and regulatory filings or engagements.  This category also includes statutory audits required by the Tax Bureau of Taiwan for certain of our subsidiaries in Taiwan.

KPMG (Taiwan) did not perform services other than audit services during fiscal years 2013 and 2012.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG (TAIWAN) AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2014.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board consists of the three directors whose names appear below.

The Audit Committee’s general role is to assist the Board in monitoring the Company’s financial reporting process and related matters.  Its specific responsibilities are set forth in its charter.

The Audit Committee has reviewed the Company’s financial statements for fiscal year 2013 and met with management, as well as with representatives of KPMG (Taiwan), the Company’s independent registered public accounting firm, to discuss the financial statements.  The Audit Committee also discussed with members of KPMG (Taiwan) the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA Performance Standards Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee received the written disclosures and the letter from KPMG (Taiwan) required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with members of KPMG (Taiwan) its independence.

Based on these discussions, the financial statement review and other matters it deemed relevant, the Audit Committee recommended to the Board that the Company’s audited financial statements for fiscal year 2013 be included in the Company’s Annual Report on Form 10-K for fiscal year 2013.

Dr. Edward Kuan Hsiung Hsieh (Chairman)
Arthur H. del Prado
Dr. Jack Lau

PROPOSAL 3:  APPROVAL OF THE AMENDMENT OF THE
SEMILEDS CORPORATION 2010 EQUITY INCENTIVE PLAN

The SemiLEDs Corporation 2010 Equity Incentive Plan was originally adopted by our Board in November 2010 and approved by our stockholders in December 2010.  At the annual meeting, stockholders are now being asked to approve an amendment of the 2010 Equity Incentive Plan (the “Incentive Plan”) to (i) increase the number of shares authorized for issuance under the Incentive Plan by an additional 2,500,000 shares and (ii) to approve the material terms of the Incentive Plan for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  On January 9, 2014, the Board approved the Incentive Plan and the increase in the authorized share reserve under the Incentive Plan, subject to the approval of the Company’s stockholders at the annual meeting.

The purpose of the Incentive Plan is to advance the interests of the Company’s stockholders by enhancing our ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders.  The Board believes strongly that the approval of the Incentive Plan is essential to our future success.  In particular, we believe that our employees are our most valuable assets and that the awards permitted under the Incentive Plan are vital to our ability to attract and retain outstanding and highly skilled individuals.  Such awards also are crucial to our ability to motivate our employees to achieve the Company’s goals.

The following is a summary of the principal features of the Incentive Plan. This summary, however, does not purport to be a complete description of all of the provisions of the Incentive Plan. It is qualified in its entirety by reference to the full text of the Incentive Plan. A copy of the Incentive Plan has been filed with the Securities and Exchange Commission with this proxy statement, and any stockholder who wishes to obtain a copy of the Incentive Plan may do so by written request to our Corporate Secretary at our principal executive office at 3F, No. 11 Ke Jung Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350, Miao-Li County, Taiwan, R.O.C.

General

The Incentive Plan will allow us the flexibility to achieve our goals and incentivize our service providers through awards of stock options, stock appreciation rights, restricted stock and restricted stock units.  Each of these is referred to individually as an “award.”   The only amendment being made to the Incentive Plan previously approved by the Company’s stockholders in December 2010 is to increase the number of shares authorized for issuance under the Incentive Plan by an additional 2,500,000 shares.  Below is a summary of certain features of the Incentive Plan that are consistent with good corporate governance practice:

•             The Company recognizes that “evergreen” share reserve provisions have the potential for built-in dilution to stockholder value.  Therefore to address potential stockholder concerns, the Incentive Plan does not include an “evergreen” share reserve provision.

•             The Incentive Plan includes specific performance goals and limitations on the number of shares and the value of awards that may be granted under the Incentive Plan so that awards granted under the Incentive Plan may be designed to qualify as qualified performance-based compensation under Section 162(m) of the Code.  These provisions will allow the Company to maximize the income tax deductions that it may take for awards issued under the Incentive Plan.

•             In accordance with the Code Section 162(m), the Incentive Plan includes certain additional objectively defined and non-discretionary items that may be taken into account in any manner pre-established by the Compensation Committee (the “Committee”) when determining whether a performance goal set forth for an award has been attained.

The amendment of the Incentive Plan was approved by the Board on January 9, 2014. The amended Incentive Plan will become effective upon its approval by the stockholders at the annual meeting.

All awards made under the Incentive Plan are discretionary. Therefore, the benefits and amounts that will be received or allocated under the Incentive Plan are not determinable.

As of February 20, 2014, the closing price of a share of our common stock on the NASDAQ was $1.36.

Share Reserve and Individual Award Limits

The maximum aggregate number of shares of Company common stock that will be available for issuance under the Incentive Plan is 5,214,285 shares, which includes the 2,714,285 shares that were approved by stockholders in December 2010 and an additional 2,500,000 shares added in connection with this proposal.

Shares subject to options, stock appreciation rights or restricted stock units granted under the Incentive Plan that are forfeited or terminate for any other reason before being exercised or settled will again become available for future issuance under the Incentive Plan.  If stock appreciation rights are exercised, then only the number of shares (if any) actually issued in settlement of such stock appreciation rights will reduce the number available under the Incentive Plan and the balance will again become available for issuance under the Incentive Plan.  If restricted stock units are settled, then only the number of shares (if any) actually issued in settlement of such restricted stock units will reduce the number available under the Incentive Plan and the balance will again become available for issuance under the Incentive Plan.  If restricted stock or shares issued upon the exercise of options are reacquired by the Company pursuant to a forfeiture provision or for any other reason, then such shares will again become available for issuance under the Incentive Plan.  Further, any dividend equivalents paid or credited under the Incentive Plan will not be applied against the number of shares that may be issued under the Incentive Plan, whether or not such dividend equivalents are converted into restricted stock units.

Under the Incentive Plan, no participant may be granted options or stock appreciation rights covering more than 214,286 shares each during any single fiscal year, except that options and stock appreciation rights covering up to 285,714 shares each may be granted to a new employee in the fiscal year in which his or her employment commences.  In addition, no more than 214,286 shares each of restricted stock or restricted stock units that are subject to performance-based vesting conditions may be granted to any participant in a single fiscal year, except that up to 285,714 shares each of restricted stock and restricted stock units subject to performance-based vesting conditions may be granted to a new employee in the fiscal year in which his or her employment commences.

In the event of a subdivision of the outstanding shares, a stock split, a reverse stock split, a declaration of a dividend payable in shares or a combination or consolidation of the outstanding shares (by reclassification or otherwise) into a lesser number of shares, or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company, corresponding adjustments will automatically be made in the maximum number and type of shares or other securities that may be issued under the Incentive Plan, the maximum number and type of shares that may be granted to any participant in any calendar year, the number and type of shares subject to outstanding awards and the exercise price of outstanding awards.

Administration

The Incentive Plan is administered by our compensation committee. The compensation committee has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Incentive Plan and to interpret the provisions of the Incentive Plan and any award agreements entered into under the Incentive Plan. Pursuant to the terms of the Incentive Plan, the Board may delegate certain authority under the Incentive Plan to one or more committees or subcommittees of the Board or one or more officers of the Company satisfying applicable laws (collectively, referred to herein as the “Committee”).

Subject to the provisions of the Incentive Plan, the Committee has the power to select the recipients of awards, to determine the number of shares subject to any award, to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to awards, to determine whether, and the extent to which, adjustments are required under the Incentive Plan, and to determine the terms and conditions of awards.  Discretionary awards to our non-employee directors will only be granted and administered by a committee of the Board, all of the members of which are independent as defined by the Nasdaq Marketplace Rules.

The Committee may also modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Incentive Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Eligibility and Types of Awards under the Incentive Plan

The Incentive Plan permits the granting of stock options, stock appreciation rights, restricted stock and restricted stock units.  Employees, officers, directors and consultants of the Company and its subsidiaries and affiliates are eligible to be granted awards under the Incentive Plan. As of February 1, 2014, approximately 60 persons were eligible to participate in the Incentive Plan, including the Company’s four executive officers and four non-employee directors.

Options

The Committee may grant nonstatutory stock options or incentive stock options (which are entitled to potentially favorable tax treatment) under the Incentive Plan. The number of shares covered by each stock option granted to a participant (subject to the Incentive Plan’s stated limit) and all other terms and conditions will be determined by the Committee.  The stock option exercise price is established by the Committee and must be at least 100% of the fair market value of a share on the date of grant.  Consistent with applicable laws, regulations and rules, and to the extent authorized by the Committee, payment of the exercise price of stock options may be made by cash or check, broker assisted cashless exercise, shares of our common stock and/or any other lawful means.

After a termination of service with the Company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the applicable stock option agreement.  Unless otherwise provided by the Committee, unvested stock options will generally expire upon termination of the participant’s employment and vested stock options will generally expire three months (or 12 months, in the case of death or disability) following termination of the participant’s employment.  In no event, however, may a stock option be exercised beyond its original expiration date. The term of a stock option will not exceed 10 years from the date of grant.

Stock Appreciation Rights

The Committee may grant stock appreciation rights under the Incentive Plan. Stock appreciation rights typically provide for the right to receive the appreciation in the fair market value of our common stock between the grant date and the exercise date.  The number of shares of Company common stock covered by each stock appreciation right (subject to the Incentive Plan’s stated limit) and all other terms and conditions will be determined by the Committee. Stock appreciation rights are generally subject to the same terms and limitations applicable to options.  Stock appreciation rights may be paid in cash or shares or any combination of both, as determined by the Committee, in its sole discretion.

Restricted Stock

The Committee may award shares of restricted stock under the Incentive Plan.  Shares of restricted stock are shares that vest in accordance with the terms and conditions established by the Committee in its sole discretion. The Committee will determine the terms of any restricted stock award, including the number of shares subject to such award (subject to the Incentive Plan’s stated limit), and the minimum period over which the award may vest.  Participants holding an award of restricted stock will generally have the same voting, dividend and other rights as other stockholders of the Company.

Restricted Stock Units

The Committee may also grant an award of restricted stock units under the Incentive Plan.  A restricted stock unit is a bookkeeping entry representing an amount equivalent to the fair market value of one share of our common stock. Participants are not required to pay any consideration to the Company at the time of grant of a restricted stock unit award. The Committee will determine the terms of any restricted stock unit award, including the number of shares covered by such award (subject to the Incentive Plan’s stated limit), and the minimum period over which the award may vest. When the participant satisfies the conditions of a restricted stock unit award, the Company will pay the participant cash or shares of our common stock to settle the vested restricted stock units.  The holders of restricted stock units will have no voting rights.  Prior to settlement or forfeiture, any restricted stock units awarded under the Incentive Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents.  Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one share while the restricted stock units are outstanding.  Dividend equivalents may be converted into additional restricted stock units.  Settlement of dividend equivalents may be made in the form of cash, in the form of shares, or in a combination of both.  Prior to distribution, any dividend equivalents that are not paid will be subject to the same conditions and restrictions as the restricted stock units to which they attach.

Performance Awards and Performance Goals

The granting and/or vesting of awards under the Incentive Plan may be made subject to the attainment of performance goals and may provide for a target level or level of achievement.  These performance goals include specific financial performance criteria determined by the Committee with respect to each “performance period” (defined as any period not exceeding seven years as determined by the Committee, in its sole discretion) utilizing one or more of the following factors and any objectively verifiable adjustment(s) thereto permitted and pre-established by the Committee in accordance with Code Section 162(m): revenue, operating income, adjusted operating income (adjusted to add back items such as non-cash stock compensation expense), EBITDA and/or net earnings (either before or after interest, taxes, depreciation and amortization), adjusted EBITDA, net income (either before or after taxes), earnings per share, earnings as determined other than pursuant to United States generally accepted accounting principles (“GAAP”), return on gross or net assets, return on equity, return on invested capital, cash flow (including, but not limited to, operating cash flow and free cash flow), operating or gross margins, net margins, stock price appreciation, total stockholder return, customer satisfaction metrics, customer count, customer retention, cost per customer acquisition, and transaction volume, any of which may be measured with respect to the Company, or any subsidiary, affiliate or other business unit of the Company, either in absolute terms, terms of growth or as compared to any incremental increase, as compared to results of a peer group.  Awards that are not intended to comply with Code Section 162(m) may take into account other factors (including subjective factors).

In calculating the performance goals, the Committee may, in its discretion, determine whether any objectively determinable adjustments will be made to one or more of the performance goals with respect to a participant. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the performance period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under GAAP; (ix) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the performance period; or (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; or (xiv) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all awards intended to comply with Code Section 162(m), such determinations shall be made within the time prescribed by, and otherwise in compliance with, Code Section 162(m).

Transferability of Awards

Awards granted under the Incentive Plan generally may not be transferred other than by will or the laws of descent and distribution.  However, if permitted by the Committee, nonstatutory stock options may be transferred to a participant’s immediate family members to the extent permitted under Form S-8 under the Securities Act of 1933, as amended.  During the life of the participant, options are exercisable only by the participant or his or her guardian, legal representative, designated beneficiary, or any person to whom the option is transferred.

Change in Control

In the event of a change in control of the Company, each outstanding award will be subject to the agreement evidencing the change in control, which need not treat all outstanding awards in an identical manner.  Such agreement, without each participant’s consent, may dispose of options, stock appreciation rights or restricted stock units that are not vested as of the effective date of such change in control in any manner permitted by applicable law, including (without limitation) the cancellation of such awards without the payment of any consideration. Notwithstanding the foregoing, certain stock option and restricted stock unit award agreements provide that in the event of a change in control and so long as the participant continues to provide continuous service through the closing of such change in control, 100% of the award will immediately vest and become exercisable (to the extent applicable).  Immediately following a change in control, all outstanding awards will terminate and cease to be outstanding, except to the extent the awards (or portion thereof) have been continued or assumed.

Amendment and Termination

The Board may amend the Incentive Plan at any time and for any reason, provided that any such amendment will be subject to stockholder approval to the extent the amendment is required by applicable laws, regulations or rules. The Board may also suspend or terminate the Incentive Plan at any time and for any reason. The Incentive Plan will terminate on November 2, 2020 unless re-adopted or extended by the stockholders prior to or on such date or unless terminated earlier by the Board. No amendment, alteration, suspension, or termination of the Incentive Plan may, without the participant’s consent, impair the rights of any participant under an outstanding award.

Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax consequences applicable to awards granted under the Incentive Plan based on federal income tax laws in effect on the date of this proxy statement. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, the Company advises all participants to consult their own tax advisor concerning the tax implications of awards granted under the Incentive Plan.

A recipient of a stock option or stock appreciation right will not have taxable income upon the grant of the stock option or stock appreciation right. For nonstatutory stock options and stock appreciation rights, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally-required period (two years from the date of grant and one year from the date of exercise). If the shares are not held for the legally-required period, the participant will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price. Any additional gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

For awards of restricted stock, unless the participant elects to be taxed at the time of receipt of the restricted stock, the participant will not have taxable income upon the receipt of the award, but upon vesting will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any).  Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

A participant is not deemed to receive any taxable income at the time restricted stock units are granted. Instead, a participant will generally recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount paid for such award (if any) when the vested restricted stock units are settled and distributed. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

Code Section 409A contains certain requirements for non-qualified deferred compensation arrangements with respect to a participant’s deferral and distribution elections and permissible distribution events.  Awards granted under the Incentive Plan with a deferral feature will be subject to the requirements of Code Section 409A.  If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received.  Also, if an award that is subject to Code Section 409A fails to comply with its provisions, Code Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

If the participant is an employee or former employee, the amount a participant recognizes as ordinary income in connection with any award is subject to withholding taxes (not applicable to incentive stock options) and the Company is generally allowed a tax deduction equal to the amount of ordinary income recognized by the participant. In addition, Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to the Company’s chief executive officer and to each of the Company’s three most highly compensated executive officers (other than our chief executive officer and our chief financial officer). In general, annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if such compensation qualifies as “performance-based compensation” by complying with certain conditions imposed by the Code Section 162(m) rules (including the establishment of a maximum number of shares with respect to which awards may be granted to any one employee during one fiscal year and/or imposing performance requirements on the award) and if the material terms of such compensation are disclosed to and approved by the Company’s stockholders. The Incentive Plan is structured with the intention that compensation resulting from awards granted under the Incentive Plan may qualify as “performance-based compensation” and, if so qualified, would be deductible. Such continued treatment is subject to, among other things, approval of the Incentive Plan by the Company’s stockholders. Accordingly, the Company is seeking such approval and, if the Company’s stockholders approve the amendment of the Incentive Plan, they will be deemed to specifically approve the Incentive Plan for purposes of compliance with the “performance-based compensation” rules set forth in Code Section 162(m).

Awards to be Granted to Certain Individuals and Groups

The number of awards (if any) that an eligible participant may receive under the Incentive Plan is in the discretion of the Committee and therefore cannot be determined in advance.  The following table sets forth (a) the aggregate number of shares of Company common stock subject to options granted under the Incentive Plan during the last fiscal year, (b) the average per share exercise price of such options, (c) the aggregate number of restricted stock units granted under the Incentive Plan during the last fiscal year, and (d) the dollar value of such restricted stock units based on the closing price of our common stock on the grant date.

Name of Individual or Group	Number of Options Granted	Average Per Share Exercise Price	Number of RSUs	Dollar Value of RSUs
Trung T. Doan, Chief Executive Officer	—	—	200,000	$266,000
Ilkan Cokgor, Executive Vice President	100,000	$1.72	200,000	$266,000
Mark E. Tuttle, Executive Vice President	—	—	200,000	$266,000
All executive officers, as a group	100,000	$1.72	625,000	$831,250
All directors who are not executive officers, as a group	—	—	211,266	$149,999
All employees who are not executive officers, as a group	—	—	570,000	$758,100

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of Company common stock present in person or by proxy at the annual meeting and entitled to vote is required for approval of the proposal.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 3 TO APPROVE THE AMENDMENT OF THE INCENTIVE PLAN.

PROPOSAL 4: APPROVAL OF THE AMENDMENT OF THE
SEMILEDS CORPORATION RESTATED CERTIFICATE OF
INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES

Summary

We are asking our stockholders to approve an amendment to our amended and restated articles of incorporation to (a) increase the number of authorized stock from 32,142,857 shares to 75,000,000 shares and (b) increase the number of shares of our common stock authorized for issuance from 32,142,857 shares to 75,000,000 shares.  The additional common stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding common stock.  The number of authorized shares of our preferred stock will not be affected by this amendment and will be maintained at zero.

Substantially all of our currently authorized common stock has been issued or is reserved for issuance upon exercise or conversion of existing stock-based incentive rewards.  We do not currently have sufficient authorized shares to reserve the additional shares that will be authorized under our 2010 Equity Incentive Plan if Proposal Three is approved.  In order to fund our operations or grow our business, we may need to raise cash from financing sources.  One of the ways we may raise such cash is by issuing shares from time to time.  Without additional authorized common stock, we may be unable to raise the financing we may need to maintain our operations or grow our business.  Other important corporate needs, including issuing stock in potential acquisitions, require additional authorized common stock as well.

Article IV of our restated articles of incorporation currently authorizes us to issue up to 32,142,857 shares of stock, 32,142,857 of which are designated as common stock, par value $0.0000056 per share, and no shares of which are designated as preferred stock, par value $0.0000056 per share.  Our common stock is all of a single class, with equal voting, distribution, liquidation and other rights.  As of February 1, 2014, 27,796,405 shares of common stock were issued and outstanding, no shares of our preferred stock were outstanding, and 2,624,230 shares of common stock were reserved for issuance under our 2010 Equity Incentive Plan.

We anticipate that we may issue additional shares of common stock in the future in connection with one or more of the following:

•                         our stock incentive plans;

•                         financing transactions, such as public or private offerings of common stock or convertible securities;

•                         acquisitions;

•                         strategic investments;

•                         debt or equity restructuring or refinancing transactions, such as debt exchanges or offerings of new convertible debt or modifications to existing securities;

•                         partnerships, collaborations and other similar transactions;

•                         corporate transactions, such as stock splits or stock dividends; and

•                         other corporate purposes that have not yet been identified.

In order to provide our Board of Directors with certainty and flexibility to undertake transactions to support our future business growth, our Board of Directors deems it is in the best interests of our stockholders and the Company to increase the number of authorized shares of our common stock.

We also plan to continue to issue shares of our common stock pursuant to our stock incentive plans subsequent to the increase in the number of authorized shares.  As of February 1, 2014, we have no plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of common stock in connection with one or more such transactions subsequent to the increase in the number of authorized shares.

Text of the Proposed Amendment

If this Proposal 4 is approved, the Company proposes to amend the Restated Articles of Incorporation by replacing Section (A) of Article IV in its entirety as follows:

“(A)                The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.”  The total number of shares which the Corporation is authorized to issue is 75,000,000 shares, consisting of 75,000,000 shares of Common Stock, par value $0.0000056 per share and no shares of Preferred Stock, par value $0.0000056 per share.”

If the amendment to our restated articles of incorporation is adopted, it will become effective upon filing of the Amendment to Amended and Restated Articles of Incorporation with the Secretary of State of the State of Delaware.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of Company common stock is required for approval of the proposal.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 4 TO APPROVE THE AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION.

COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

This executive compensation section discloses the compensation awarded to or earned by our “named executive officers” during fiscal year 2013.  They are:

•                  Trung T. Doan, our CEO;

•                  Ilkan Cokgor, our Executive Vice President of Sales and Marketing

•                  Mark E. Tuttle, our Executive Vice President of Operations

We held our first non-binding advisory vote regarding compensation of our named executive officers at our 2012 Annual Meeting of Stockholders and expect to hold our next vote at our 2015 Annual Meeting of Stockholders.

Summary Compensation Table

The following table sets forth all of the compensation earned by named executive officers during the relevant fiscal years.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Trung T. Doan	2013	405,000	—	266,000	—	8,424	(3)	679,424
Chief Executive Officer	2012	405,000	—	582,450	—	11,582		999,032
	2011	286,000	—	—	—	12,584		298,584
Ilkan Cokgor (4)	2013	220,000	—	266,000	89,130	25,126	(5)	600,256
Executive Vice President
Mark E. Tuttle (6)	2013	196,221	—	266,000	—	27,067	(7)	489,288
Executive Vice President

(1)              The amounts reported in the Stock Awards column represent the aggregate grant date fair value of the RSUs granted to the named executive officers in the applicable fiscal year calculated in accordance with ASC 718.  For RSUs, the grant date fair value is calculated by multiplying (x) the closing price of our common stock on the grant date by (y) the number of RSUs awarded.  Note that the amounts reported in this column reflect the accounting cost for these stock awards, and do not correspond to the actual economic value that may be received by the named executive officers.

(2)              The amounts reported in the Option Awards column represent the aggregate grant date fair value of the stock options granted to the named executive officers in the applicable fiscal year calculated in accordance with ASC 718.  The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth for each year in Note 8, Stock-based Compensation, of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended August 31, 2013, filed with the SEC on November 26, 2013. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic values that may be received by the named executive officers from the options.

(3)              Includes payments of $2,191 for automobile lease, registration, auto insurance and related automobile expenses, and $6,233 for airfare for family members to fly from Taiwan to the United States.

(4)              Dr. Cokgor commenced employment with SemiLEDs on August 14, 2012.

(5)              Includes payment of $16,233 for housing and the rest $8,893 represents the depreciation cost for Dr. Cokgor’s use of one of our automobiles, registration, auto insurance and other related automobile expenses.

(6)              Mr. Tuttle was appointed as an executive officer on April 5, 2013.

(7)              Includes payments of $16,233 for housing and $5,257 for airfare for his and his spouse home trips to the United States, another $5,577 represents the cost for his use of one of our automobiles and other related automobile expense.

Outstanding Equity Awards at Fiscal Year-End

The following table presents certain information regarding outstanding equity awards held by each of our named executive officers as of the fiscal year ended August 31, 2013.  Values in this table are calculated based on the closing price per share of our common stock on August 30, 2013 (the last trading day in the fiscal year ended August 31, 2013), which was $0.86.

	Option Awards					Stock Awards
			Equity Incentive Plan
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Trung T. Doan	—	—	—	—	—	123,750	106,425
	—	—	—	—	—	200,000	172,000
Ilkan Cokgor	25,000	75,000	—	$1.72	9/27/22	—	—
	—	—	—	—	—	200,000	172,000
Mark E. Tuttle	10,714	3,571	—	$9.10	4/24/20	—	—
	6,250	6,250	—	$19.00	1/20/21	—	—
	—	—	—	—	—	4,000	3,440
	—	—	—	—	—	37,500	32,250
	—	—	—	—	—	200,000	172,000

Pension Benefits

We do not maintain any defined benefit pension plans.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans.

Severance and Change in Control Benefits

Mr. Doan entered into an employment agreement in 2005, which provides that if he is terminated by us without cause or resigns due to a constructive termination, he will receive as severance an amount equal to six months of his then-current salary plus his current medical insurance for six months following his termination date.  We offered such severance to motivate Mr. Doan to continue as our executive officer by providing severance protection in the event that he is terminated by us without having committed any egregious act constituting cause or if we adversely change his position such that he resigns.  Cause is defined as (a) the conviction of a felony or of any criminal offense involving moral turpitude; (b) the repeated failure to satisfactorily perform duties reasonably required by us; (c) material breach of the proprietary information and invention agreement, our written policies established by our Board or any term of his employment agreement; or (d) misappropriation of our property or unlawful appropriation of our corporate opportunity or our business.  If we determine cause exists, we will provide Mr. Doan with written notice alleging cause and his failure to remedy the alleged cause within 30 days may result in a termination for cause.  Constructive termination is defined as one of the following events when we have not received Mr. Doan’s written consent for such event: (a) a significant reduction of his duties, position or responsibilities relative to his duties, position or responsibilities in effect immediately prior to such reduction or his removal from such position, duties and responsibilities, provided that a reduction in duties, position or responsibilities solely by virtue of us being acquired and made part of a larger entity will not constitute a constructive termination; (b) a substantial reduction, without good business reasons, of the facilities and perquisites available to him immediately prior to such reduction; (c) a reduction of his base salary unless such reduction is a part of a Company-wide reduction for similarly situated persons; or (d) a material reduction in the kind or level of employee benefits to which he is entitled immediately prior to such reduction, with the result that his overall benefits package is significantly reduced, unless such reductions are part of a Company-wide reduction for similarly situated persons.

Certain of the equity granted to our named executive officers will fully vest upon a change in control.  In addition, the RSUs granted to our named executive officers in fiscal years 2012 and 2013 will fully vest if we are subject to a change in control while they remain employed.

Employment Agreements

We entered into employment agreements with each of our named executive officers which set forth the terms of their employment, including base salary and, to the extent applicable, bonus opportunities, stock options and severance benefits.  The payments made in fiscal years 2011, 2012 and 2013 are set forth in the “Summary Compensation Table” above.

Mr. Doan entered into an employment agreement in 2005, which provides for the severance payments and benefits described under “Severance and Change in Control Benefits” above.

Director Compensation

Based on recommendations from Radford, our Board has adopted a director compensation policy pursuant to which non-employee members of the Board will receive the following compensation for their board and committee services:

•                  an annual cash retainer for general Board service of $50,000 paid in quarterly installments;

•                  no cash payments for attendance at general Board meetings;

•                  an annual cash retainer of $15,000 for serving as chairman of the Audit Committee, $15,000 for serving as the chairman of the Compensation Committee and $7,500 for serving as the chairman of the Nominating and Governance Committee, with each retainer paid in quarterly installments;

•                  an annual cash retainer of $7,500 per non-chairman member serving on the Audit Committee, $7,500 per non-chairman member serving on the Compensation Committee and $4,000 per non-chairman member serving on the Nominating and Corporate Governance Committee; and

•                  each year shortly following the annual stockholder meeting an annual grant of RSUs with a value of $50,000, which fully vests on the earlier of the next annual meeting or the one-year anniversary of the grant date, subject to continued service through the vesting date, provided that the RSUs will fully vest if we are subject to a change in control during their service.

The director compensation policy requires directors to attend at least 75% of the meetings each year in order to be renominated.  The policy also includes an equity ownership guideline whereby our directors will be expected to own and hold shares of our common stock until retirement from their Board service.  We also reimburse non-employee directors for travel, lodging and other expenses incurred in connection with their attendance at Board or committee meetings.

Director Compensation Table

The following table sets forth the total compensation for our non-employee directors for the year ended August 31, 2013:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Arthur H. del Prado(2)	32,264	50,000	—	82,264
Dr. Edward Kuan Hsiung Hsieh(2)	70,964	50,000	—	120,964
Dr. Jack Lau(2)	63,036	50,000	—	113,036
Scott R. Simplot	—	—	—	—

(1)              Amounts shown do not reflect compensation actually received by directors.  Instead, the value reported above in the “Stock Awards” column represents the dollar amounts of the aggregate grant date fair value of RSUs granted to directors in fiscal year 2013, computed in accordance with ASC 718.

(2)              Each of Mr. del Prado, Dr. Hsieh and Dr. Lau owned 70,422 RSUs at August 31, 2013.  The RSUs will fully vest at the earlier of February 6, 2014 or the date of the 2014 annual meeting.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of February 1, 2014 with respect to:

•                  each person, or group of affiliated persons, who is known by us to own beneficially 5% or more of our common stock;

•                  each of our directors;

•                  each of our named executive officers; and

•                  all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC.  All shares of our common stock subject to options currently exercisable or exercisable within 60 days of February 1, 2014 and RSUs that will vest within 60 days of February 1, 2014, are deemed to be outstanding for the purpose of computing the percentage ownership of the person or group holding options and RSUs, but are not deemed to be outstanding for computing the percentage of ownership of any other person.

Unless otherwise indicated by the footnotes below, we believe, based on the information furnished to us, that each stockholder named in the table has sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws.

Percentage of ownership is based on 27,796,405 shares of common stock outstanding as of February 1, 2014.

Unless otherwise indicated in the footnotes to the table, the address of each individual listed in the table is c/o SemiLEDs Corporation, 3F, No.11 Ke Jung Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350, Miao-Li County, Taiwan, R.O.C.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number		Percent

5% Stockholders:
Simplot Taiwan, Inc.	9,899,344	(1)	35.6%
J.R. Simplot Company 999 Main Street, Suite 1300 Boise, ID 83702
Trung Tri Doan	3,398,483	(2)	12.2%
Royce & Associates, LLC	2,008,540	(3)	7.2%
745 Fifth Avenue, New York, NY 10151

Executive Officers and Directors:
Trung Tri Doan	3,398,483	(2)	12.2%
Arthur H. del Prado	70,422	(4)	*
Dr. Edward Kuan Hsiung Hsieh	85,712	(4)	*
Dr. Jack Lau	103,362	(4)	*
Scott R. Simplot	10,209,713	(1)(5)	36.7%
Ilkan Cokgor	75,000	(6)	*
Mark E. Tuttle	97,089	(7)	*

All executive officers and directors as a group (8 persons)	14,054,781	(8)	50.6%

*                      Indicates beneficial ownership of less than 1%.

(1)              Based on a Schedule 13G filed February 10, 2011, Simplot Taiwan, Inc., a wholly owned subsidiary of J.R. Simplot Company, and J.R. Simplot Company share voting and investment power over all such shares.  Scott Simplot is the

Chairman of J.R. Simplot Company.  Mr. Simplot may be deemed to have shared voting and investment power over the shares held by Simplot Taiwan, Inc. Mr. Simplot disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(2)              Includes 1,571,428 shares held by The Trung Tri Doan 2010 GRAT, of which Trung Tri Doan is the sole trustee, and 91,250 RSUs that will vest within 60 days.

(3)              Based on a Schedule 13G filed on January 14, 2014, Royce & Associates, LLC has sole voting power over 2,008,540 shares.

(4)              Includes 70,422 RSUs that will vest within 60 days.

(5)              Includes 310,369 shares held by JRS Properties III L.P. JRS Management L.L.C. is the sole general partner of JRS Properties III L.P. Scott Simplot and Stephen A. Beebe are the managers of JRS Management L.L.C.  As managers of JRS Management L.L.C., Mr. Simplot and Mr. Beebe share voting and investment power over the securities held by JRS Properties III L.P.  Mr. Simplot may be deemed to have shared voting and investment power over the shares held by JRS Properties III L.P.  Mr. Simplot disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(6)              Includes options that are currently exercisable for 25,000 shares and 50,000 RSUs that will vest within 60 days.

(7)              Includes options that are currently exercisable for 20,089 shares and 62,500 RSUs that will vest within 60 days.

(8)              Includes options that are currently exercisable for 48,839 shares and 423,766 RSUs that will vest within 60 days.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since September 1, 2012, there has not been any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors or executive officers, any holder of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the transactions described below, some of which represent continuing transactions from prior periods.

Investors’ Rights Agreement

We have entered into an investors’ rights agreement with certain holders of our common stock, including Trung T. Doan, The Trung Doan 2010 GRAT, Dr. Anh Chuong Tran, The Anh Chuong Tran 2010 GRAT, Simplot Taiwan, Inc. and JRS Properties III L.P., as well as WI Harper Inc. Fund VI Ltd. and Lite-On Technology USA, Inc., which were more than 5% stockholders at the time.  This agreement provides for certain rights relating to the registration of their shares of common stock.

Demand Registration Rights

The holders of at least 40% of the shares of our common stock subject to this agreement (originally 13,718,852 shares) can, on not more than three occasions, request that we register all or a portion of their shares if the aggregate price to the public of the shares offered would exceed $7,500,000. Under these demand registration rights, we are required to cause the shares requested to be included in the registration statement as soon as practicable, subject to customary conditions and limitations.

Piggyback Registration Rights

In the event that we propose to register any of our securities under the Securities Act of 1933, as amended (the “Securities Act”), either for our own account or for the account of other security holders, the parties to this agreement will be entitled to certain “piggyback” registration rights allowing the holder to include their shares in such registration, subject to certain marketing and other limitations.  As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to a registration related to employee benefit plans, debt securities or corporate reorganizations, the holders of these shares are entitled to notice of the registration and have the right, subject to limitations that the underwriters may impose on the number of shares included in the registration, to include their shares in the registration.

Form S-3 Registration Rights

The parties are also entitled to certain Form S-3 registration rights.  Holders of at least 30% of the shares subject to the agreement can make a written request that we register their shares on Form S-3 if we are eligible to file a registration statement on Form S-3 and if the aggregate price to the public of the shares offered is at least $3,000,000.  These stockholders may make an unlimited number of requests for registration on Form S-3.  However, we will not be required to effect a registration on Form S-3 if we have effected two such registrations in a given 12-month period.

Registration Expenses

We will pay the registration expenses of the holders of the shares registered pursuant to the demand, piggyback and Form S-3 registrations described above.  In an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions, to limit the number of shares such holders may include.

Expiration of Registration Rights

The demand, piggyback and Form S-3 registration rights described above will expire, with respect to any particular stockholder, when that stockholder can sell all of the shares that the stockholder proposes to sell under Rule 144 of the Securities Act or a similar exemption during any three-month period.  In any event, all such registration rights shall expire in December 2015.

Employment Agreements

See “Compensation of the Named Executive Officers and Directors—Employment Agreements.”

Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans as of August 31, 2013. All outstanding awards relate to our common stock.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	2,268,000	(1)	$8.76	386,000
Equity compensation plans not approved by security holders	—		—	—
Total	2,268,000	(1)		386,000

(1)         Consists of stock options granted under the 2005 Equity Incentive Plan and the 2010 Equity Incentive Plan, and restricted stock units granted  under the 2010 Equity Incentive Plan.  No additional grants could be made under the 2005 Equity Incentive Plan after December 8, 2010

(2)         The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding restricted stock units, which have no exercise price.

Policies and Procedures for Related Party Transactions

Our Board has adopted a formal, written related party transactions policy pursuant to which, our executive officers, directors, beneficial owners of more than 5% of our common stock, and any member of the immediate family of and any firm, corporation or other entity at which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial interest, are not permitted to enter into a related party transaction with us without prior consent and approval of our Audit Committee.  This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we are a participant, the aggregate amount involved will or may be expected to exceed $120,000 in any year and a related person has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity), including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness or employment by us of a related person.

The Audit Committee has determined that a related person does not have a direct or indirect material interest in the following categories of transactions and that each will be deemed to be preapproved:

•                  any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), director, or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1 million or 2% of that company’s total annual revenue.

In fiscal years 2012 and 2013, all the related person transactions represented the continuation of transactions entered into prior to our initial public offering and adoption of the policy.

ADDITIONAL MEETING INFORMATION

Meeting Admission.  You are entitled to attend the annual meeting only if you were a holder of our common stock as of the close of business on February 12, 2014 or hold a valid proxy for the annual meeting.  If attending the physical meeting, you should be prepared to present photo identification for admittance.  In addition, if you are a stockholder of record, meaning that you hold shares directly with American Stock Transfer & Trust Company, LLC (“registered holders”), the inspector of elections will have your name on a list, and you will be able to gain entry with a form of photo identification.  If you are not a stockholder of record but hold shares through a broker, bank, or nominee (“street name” or “beneficial” holders), in order to gain entry you must provide proof of beneficial ownership as of the record date, such as an account statement or similar evidence of ownership, along with a form of photo identification.  If you do not provide photo identification and comply with the other procedures outlined above for attending the annual meeting in person, you will not be admitted to attend the annual meeting in person.

Proxy Solicitation.  We will bear the expense of soliciting proxies.  Our directors, officers and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, e-mail, facsimile or otherwise.  We are required to request that brokers, banks, and other nominees who hold stock in their names furnish our proxy materials to the beneficial owners of the stock, and we must reimburse these brokers, banks, and other nominees for the expenses of doing so, in accordance with statutory fee schedules.

Inspector of Elections.  Broadridge Financial Solutions, Inc. has been engaged as our independent inspector of elections to tabulate stockholder votes for the annual meeting.

Stockholder List.  Our list of stockholders as of February 12, 2014 will be available for inspection at our principal executive office (3F, No. 11 Ke Jung Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350, Miao-Li County, Taiwan, R.O.C.) for 10 days prior to the annual meeting.  If you want to inspect the stockholder list, call our Finance Department at +886-37-586788 to schedule an appointment.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance.  Section 16(a) of the Exchange Act requires our directors and executive officers, among others, to file with the SEC an initial report of ownership of our stock on Form 3 and reports of changes in ownership on Form 4 or Form 5.  Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.  As a matter of practice, our administrative staff assists our executive officers and directors in preparing initial ownership reports and reporting ownership changes, and typically files those reports on their behalf.  Based solely on a review of the copies of such forms in our possession and on written representations from reporting persons, we believe that during fiscal year 2013 all of our executive officers and directors filed the required reports on a timely basis under Section 16(a), other than a report on Form 4 relating to a grant of RSUs (transaction date of February 6, 2013 for Arthur del Prado reported on February 13, 2013).

2015 Stockholder Proposals or Nominations.  Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in the proxy statement for our 2015 Annual Meeting of Stockholders.  These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), to our principal executive office (3F, No. 11 Ke Jung Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350, Miao-Li County, Taiwan, R.O.C.) in care of our Corporate Secretary.  Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.  We must receive all submissions no later than the close of business (5:00 p.m. Taiwan Time) on October 24, 2014.

In addition, under our Bylaws, any stockholder intending to nominate a candidate for election to the Board or to propose any business at our 2015 Annual Meeting of Stockholders, other than precatory (non-binding) proposals presented under Rule 14a-8, must give notice to our Corporate Secretary between December 12, 2014 and January 11, 2015, unless the notice also is made pursuant to Rule 14a-8.  The notice must include information specified in our Bylaws, including information concerning the nominee or proposal, as the case may be, and information about the stockholder’s ownership of and agreements related to our stock.  If the 2015 Annual Meeting of Stockholders is held more than 30 days from the anniversary of the 2014 Annual Meeting of Stockholders, the stockholder must submit notice of any such nomination and of any such proposal that is not made pursuant to Rule 14a-8 by the later of the 90th day before the 2015 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of such meeting is first made.  We will not entertain any proposals or nominations at the 2015 Annual Meeting of Stockholders that do not meet the requirements set forth in our Bylaws.  If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

By Order of the Board of Directors,

Timothy Lin
Corporate Secretary

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 . x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0000192401_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Trung T. Doan 02 Arthur H. del Prado 03 Dr. Edward Hsieh 04 Dr. Jack Lau 05 Scott R. Simplot SEMILEDS CORPORATION 3F NO. 11 KE JUNG ROAD CHU-NAN SITE, HSINCHU SCIENCE PARK CHU-NAN 350 MIAO-LI COUNTY, TAIWAN R.O.C. Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 8, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 8, 2014. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 Ratification of the appointment of KPMG (Taiwan) as the independent registered public accounting firm of the Company for the year ending August 31, 2014. 3 Approval of the amendment of the SemiLEDS Corporation 2010 Equity Incentive Plan. 4 Approve the amendment of the restated certificate of incorporation to increase the number of authorized shares of common stock. NOTE: The proxyholders are authorized to vote on any other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000192401_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com . Proxy SEMILEDS CORPORATION Annual Meeting of Stockholders April 10, 2014 9:00 AM This Proxy is solicited by the Board of Directors The undersigned stockholder of SemiLEDs Corporation (the "Company") hereby constitutes and appoints TRUNG T. DOAN as proxy and attorney-in-fact of the undersigned, with full power of substitution, to vote all of the shares of common stock of the Company standing in the name of the undersigned at the Annual Meeting of Stockholders to be held on Friday, April 10, 2014 at 9:00 A.M. local time at SemiLEDs Sin-an office, which is located at 3rd floor, No. 8, Xin-an Road, Hsinchu Science Park, Hsinchu, Taiwan, and at any adjournment(s) and postponement(s) thereof. If you need directions to the Annual Meeting so that you may attend and vote in person, please contact investor@semileds.com. Unless a contrary direction is indicated, the proxyholders will vote the undersigned's shares FOR the election of the nominees for director; FOR ratification of the appointment of KPMG (Taiwan) as the independent registered public accounting firm of the Company for the fiscal year ending August 31, 2014, FOR approval of the SemiLEDS 2010 Equity Plan amendment, and FOR the approval of the amendment of the restated certificate of incorporation to increase the number of authorized shares of common stock, and in accordance with the judgment of the proxyholder on any other business as may properly come before the meeting or any adjournment or postponement thereof. If specific instructions are indicated, this Proxy will be voted in accordance therewith. IF YOU ELECT TO VOTE BY MAIL, PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. If you vote by telephone or the Internet, please DO NOT mail back this proxy card Continued and to be signed on reverse side